Exhibit 99.3

Additional Statements Required by Rule 17g-1(g)(1)

The attached chart includes the amount of the single insured bond which each Fund would have provided and maintained had it not been named as an insured under a joint insured bond as well as the allocation among the Funds, and their respective series, that was approved by the Board. The premium on the joint insured bond has been paid through September 1, 2012.

FIDELITY BOND PREMIUM AMOUNT AND ALLOCATION 2011

	Net Assets as of 31-May-2011	Amount of Minimum Bond Requirement	Amount of Bond Coverage	Percentage of Allocation
Fund Name		(in dollars)	(in Dollars)	(%)
International Small Cap Fund	44,169,104			0.51%
Value Fund	158,007,080			1.82%
International Equity Fund	129,373,891			1.49%

Total SunAmerica Equity Series	$331,550,075	$750,000	$750,000	3.82%

SunAmerica Strategic Bond Fund	578,597,382			2.91%
SunAmerica GNMA Fund	325,455,244			1.64%
SunAmerica Tax Exempt Insured Fund	62,373,835			0.31%
SunAmerica U.S. Government Securities Fund	160,950,805			0.81%
SunAmerica High Yield Bond Fund	136,789,497			0.69%

Total SunAmerica Income Series	$1,264,166,763	$1,250,000	$1,250,000	6.36%

Money Market Fund	652,968,610			4.61%
Municipal Money Market Fund	68,586,732			0.48%

Total SunAmerica Money Market	$721,555,342	$900,000	$1,000,000	5.09%

SunAmerica Senior Floating Rate Fund, Inc.	533,983,361			4.58%

Total SunAmerica Senior Floating Rate	$533,983,361	$900,000	$900,000	4.58%

Focused Small-Cap Growth Portfolio	189,217,814			0.75%
Focused Balanced Strategy Portfolio
Focused Multi-Asset Strategy Portfolio
Focused Dividend Strategy Portfolio	791,315,171			3.13%
Focused Growth Portfolio	169,256,290			0.67%
Focused Growth and Income Portfolio	214,659,265			0.85%
Focused Small-Cap Value Portfolio	175,805,224			0.69%
Focused Large-Cap Growth Portfolio	382,122,472			1.51%
Focused StarALPHA Portfolio	26,593,481			0.11%
SunAmerica StrategicValue Portfolio	197,361,889			0.78%
Focused Technology Portfolio	42,395,004			0.17%

Total SunAmerica Focused Series	$2,188,726,610	$1,700,000	$1,700,000	8.65%

Money Market Portfolio	7,156,721			0.02%
Growth Portfolio	426,067,846			1.33%
Government & Quality Bond Portfolio	1,090,079,930			3.39%
Strategic Multi-Asset Portfolio	25,469,543			0.08%
Multi-Asset Portfolio	27,080,972			0.08%
Capital Appreciation Portfolio	1,270,723,516			3.95%
Growth and Income Portfolio	9,410,645			0.03%
Natural Resources Portfolio	325,461,516			1.01%
Asset Allocation Portfolio	252,468,158			0.79%

Total Anchor Series Trust	$3,433,918,847	$2,100,000	$2,100,000	10.69%

Focus Value Portfolio	85,670,576			0.27%
Cash Management Portfolio	69,197,012			0.22%
Multi-Managed Growth Portfolio	84,993,373			0.27%
Real Return Portfolio (formerly Strategic Fixed Income Portfolio)	273,068,867			0.88%
Multi-Managed Moderate Growth Portfolio	156,828,305			0.50%
Multi-Managed Income/Equity Portfolio	117,967,757			0.38%
Multi-Managed Income Portfolio	97,722,157			0.31%
Asset Allocation: Diversified Growth Portfolio	209,837,710			0.67%
Large Cap Growth Portfolio	309,222,335			0.99%
Stock Portfolio	166,751,195			0.53%
Large Cap Value Portfolio	329,883,774			1.06%
Mid Cap Growth Portfolio	104,118,663			0.33%
Mid Cap Value Portfolio	178,875,689			0.57%
Small Cap Portfolio	205,037,979			0.66%
International Equity Portfolio	343,627,746			1.10%
Diversified Fixed Income Portfolio	435,648,791			1.40%
Focus Growth Portfolio	165,102,554			0.53%
Allocation Balanced
Allocation Moderate Strategy
Allocation Moderate Growth Strategy
Allocation Growth Strategy

Total Seasons Series Trust	$3,333,554,483	$2,100,000	$2,100,000	10.69%

FIDELITY BOND PREMIUM AMOUNT AND ALLOCATION 2011

	Net Assets as of 31-May-2011	Amount of Minimum Bond Requirement	Amount of Bond Coverage	Percentage of Allocation
Fund Name		(in dollars)	(in Dollars)	(%)
Equity Index Portfolio	18,572,131			0.02%
Small Company Value Portfolio	207,753,560			0.24%
Mid-Cap Growth Portfolio	196,622,830			0.23%
Capital Growth Portfolio	70,018,229			0.08%
Blue Chip Growth Portfolio	78,029,126			0.09%
Growth Opportunities Portfolio	193,532,386			0.22%
Technology Portfolio	44,052,446			0.06%
Marsico Focused Growth Portfolio	113,375,271			0.13%
Small & Mid Cap Value Portfolio	562,520,404			0.65%
Foreign Value Portfolio	611,227,821			0.71%
American Fund Growth Portfolio	254,834,313			0.30%
American Fund Global Growth Portfolio	351,876,882			0.41%
American Fund Growth and Income Portfolio	213,099,400			0.25%
American Fund Asset Allocation Portfolio	96,002,627			0.11%
Cash Management Portfolio	337,054,551			0.39%
Corporate Bond Portfolio	1,057,557,227			1.23%
Global Bond Portfolio	308,605,427			0.36%
High-Yield Bond Portfolio	303,172,833			0.35%
Growth-Income Portfolio	238,284,325			0.28%
Global Equities Portfolio	122,497,036			0.14%
Alliance Growth Portfolio	434,155,333			0.50%
MFS Massachusetts Investors Trust Portfolio	315,472,375			0.37%
Fundamental Growth Portfolio	163,053,609			0.19%
International Diversified Equities Portfolio	333,078,968			0.39%
Davis Venture Value Portfolio	1,419,629,591			1.65%
MFS Total Return Portfolio	744,202,961			0.86%
Total Return Bond Portfolio	736,078,505			0.85%
Telecom Utility Portfolio	43,650,197			0.05%
Balanced Portfolio	140,894,458			0.16%
Equity Opportunities Portfolio	97,579,204			0.11%
Aggressive Growth Portfolio	77,131,439			0.09%
International Growth and Income Portfolio	384,962,178			0.45%
Emerging Markets Portfolio	307,841,857			0.36%
Real Estate Portfolio	322,143,910			0.37%
“Dogs” of Wall Street Portfolio	68,827,517			0.08%

Total SunAmerica Series Trust	$10,967,390,927	$2,500,000	$2,500,000	12.72%

Money Market I Fund	471,792,920			0.34%
Government Securities Fund	111,094,109			0.08%
Capital Conservation Fund	142,762,050			0.10%
Stock Index Fund	3,550,902,559			2.55%
Global Social Awareness Fund	292,193,617			0.21%
Mid Cap Index Fund	2,736,288,589			1.97%
Asset Allocation Fund	145,074,087			0.10%
Small Cap Index Fund	978,483,833			0.70%
Growth & Income Fund	91,128,891			0.07%
Nasdaq-100 Index Fund	127,139,612			0.09%
Core Equity Fund	252,048,344			0.18%
Health Sciences Fund	228,800,154			0.16%
Blue Chip Growth Fund	443,724,063			0.32%
Value Fund	152,353,967			0.11%
Small Cap Fund	357,854,407			0.26%
International Government Bond Fund	189,655,039			0.14%
Inflation Protected Fund	347,504,235			0.25%
Large Capital Growth Fund	403,035,945			0.29%
Broad Cap Value Fund	29,027,556			0.02%
Foreign Value Fund	1,067,278,519			0.77%
Global Equity Fund	257,585,398			0.19%
Large Cap Core Fund	145,948,660			0.10%
Mid Cap Strategic Growth Fund	341,364,298			0.25%
Small Cap Aggressive Growth Fund	91,343,922			0.07%
International Equities Fund	1,027,495,884			0.74%
International Growth I Fund	617,686,635			0.44%
Science & Technology Fund	889,364,446			0.64%
Global Strategy Fund	546,397,259			0.39%
Small Cap Special Values Fund	228,050,296			0.16%
Core Value Fund	191,178,432			0.14%
Growth Fund	800,142,941			0.58%
Global Real Estate Fund	313,683,666			0.23%
Small -Mid Growth Fund	121,010,181			0.09%

Total VALIC Company I Series	$17,689,394,514	$2,500,000	$2,500,000	12.72%

International Small Cap Equity Fund	669,617,039			1.90%
Small Cap Growth Fund	96,404,392			0.27%
Mid Cap Growth Fund	190,271,393			0.54%
Capital Appreciation Fund	49,902,617			0.14%
Large Cap Value Fund	175,392,331			0.50%
Socially Responsible Fund	812,916,265			2.31%
Mid Cap Value Fund	630,645,100			1.79%
Money Market II Fund	194,548,678			0.55%
Aggressive Growth Lifestyle Fund
Moderate Growth Lifestyle Fund
Conservative Growth Lifestyle Fund
Core Bond Fund	373,578,698			1.06%
Strategic Bond Fund	494,680,197			1.41%
High Yield Bond Fund	284,720,920			0.81%
Small Cap Value Fund	505,489,320			1.44%

Total VALIC Company II Series	$4,478,166,950	$2,500,000	$2,500,000	12.72%

Focused Alpha Growth Fund, Inc.	309,831,057			3.82%

Total Focused Alpha Growth Fund	$309,831,057	$750,000	$750,000	3.82%

Focused Alpha Large-Cap Fund, Inc.	145,415,242			3.05%

Total Focused Alpha Large Cap Fund	$145,415,242	$525,000	$600,000	3.05%

2015 High Watermark Fund	163,937,367			1.16%
2020 High Watermark Fund	63,633,802			0.45%
SunAmerica Alternative Strategies Fund	385,717,219			2.72%
SunAmerica Global Trends Fund (assets as of August 15, 2011)	107,504,227			0.76%

SunAmerica Specialty Series (formerly AIG Series Trust)	$720,792,615	$900,000	$1,000,000	5.09%

GRAND TOTAL	$46,118,446,786	$19,375,000	$19,650,000	100.00%